UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2011

HERE ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52951	27-2208420
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

848 N. Rainbow Blvd. #2952
Las Vegas, NV 89107

(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (210) 957-7879

266 County Road #405

Floresville, TX 78114

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On May 6, 2011, the board of directors appointed George Russell as the Company’s Chief Financial Officer.  A description of Mr. Russell’s relevant business experience is detailed below.

Since 1996, Mr. Russell has acted as investment adviser, financial planner, and retirement consultant for affluent clients, small businesses, and medium capitalization companies.  He was presented the Blue Chip Award five consecutive years for excellence in client services.  He was certified and performed as a Portfolio Manager of individual equities.  In 2006, Mr. Russell was named Managing Director and Controller of JBC, a new construction/ remodeling conglomerate operating throughout the state of Texas.

Mr. Russell earned an Executive MBA in Management and Strategy from Kellogg School of Management and holds a Bachelor’s degree in Business Administration from Texas A & M.

Family Relationships

Mr. Russell does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Mark K. Ryun

Mark K. Ryun, President